Exhibit 10.14

Form of Comprehensive Service Agreement

This Service Agreement (this “Agreement”) is entered into by and between the following parties on             in             , the PRC:

Party A: Rise Tianjin Education Information Consulting Co., Ltd. (“Party A”)

Address: 8/F, Tower W3, The Tower Offices, Oriental Plaza, No.1 East Chang An Avenue, Dong Cheng District, Beijing

Telephone: 010-85599000/85599001

Party B: [                    ] (“Party B”)

Address:

Telephone:

Whereas:

1. Party A is a company with strong strength and rich resources in the field of English teaching and training for children, and is capable of providing high value education service solutions to educational institutions and educators;

2. Party B is private training school with legal qualification and operation and management capabilities. Party B agrees to accept the services provided by Party A in accordance with this Agreement;

3. Party A and Party B entered into the Amendment to Amended and Restated License Agreement (the “IP License Agreement”) on                    . In accordance with the IP License Agreement, Party B shall pay Party A an amount equal to 5% of its annual operating revenue as recorded pursuant to Chinese Accounting Standards as the license fee (the “IP License Fee”);

For the purpose of promoting the development of education and training activities and cultivating talents for the society, Party A and Party B hereby enter into this Agreement on the basis of equality and through consultations.

Article 1 Content of Services

Party A shall provide following services to Party B:

1.1	Teaching Plan System Service

Party A shall design and provide, among others, the skills, techniques, operating instructions and code of conduct for teachers which can be used in the course of teaching for and to Party B, and shall provide training to Party B’s teachers;

1.2	Intangible Asset Continuing Research & Development Supporting Service

Party A shall develop for Party B the teaching plans, courseware and other teaching materials that can be used in the course of Party B’s education and training, and provide ongoing upgrading and updating services in respect thereof;

1.3	Business Management System Software Use License

Party A shall license Party B to use the business management system software developed by Party A to manage the resources of students and teachers;

1.4	Market Promotion Service

Party A shall assist Party B in developing market promotion plans; based on the actual needs of the business, Party A shall assist Party B in designing the unified advertisement image and provide advertisement template, advertorial template, etc.;

1.5	Operation Supporting Service

1. Party A shall provide training to the key members of Party B in respect of team management, and provide solutions and supports to Party B as needed;

2. Party A shall provide Party B with performance review plan and supervise its implementation;

3. Party A shall recruit new employees for Party B by on-campus recruiting, and provide reference standards for determining salaries, allowances and other benefits;

4. Party A shall be responsible for formulating the performance review standards for the teachers employed by Party B; and

5. Party A shall provide other services as needed in Party B’s operation.

Article 2 Non-exclusivity

The services or licenses under this Agreement are not exclusive. Party A has the right to use them for its own, or provide similar services to any third party or license any third party to use business management system software at the place where Party B is located or at other places.

Article 3 Transfer of Rights and Obligations

Without Party A’s prior written consent, Party B shall not sub-license or transfer any of its rights or obligations under this Agreement to any third party. Party A may, based on the requirements of its shareholding restructuring, business reorganization or other needs, transfer or entrust its rights and obligations hereunder to a third party without Party B’s consent.

Article 4 Service Fee

4.1	Service Fee Amount

1.	Teaching Plan System Service Fee

The amount of the teaching plan system service fee shall be equal to 4% of Party B’s annual operating revenue as recorded pursuant to Chinese Accounting Standards;

2.	Intangible Asset Continuing Research & Development Supporting Service Fee

The amount of the intangible asset continuing research & development supporting service fee shall be equal to 11% of Party B’s annual operating revenue as recorded pursuant to Chinese Accounting Standards;

3.	Business Management System Software Use License Fee

The amount of the business management system software use license fee shall be equal to 5% of Party B’s annual operating revenue as recorded pursuant to Chinese Accounting Standards;

4.	Market Promotion Fund

Party B agrees to pay Party A the market promotion fund in a an amount equal to 4% of Party B’s annual operating revenue as recorded pursuant to Chinese Accounting Standards;

5.	Operation Supporting Service Fee

After Party B pays the IP License Fee and the teaching plan system service fee, the intangible asset continuing research & development supporting service fee, the business management system software use license fee and the market promotion fund in accordance with this Agreement, if its operating profit margin (the “Remaining Profit Margin”) is still higher than 4.2%, Party B shall pay Party A the operation supporting service fee which is equal to the difference between the Remaining Profit Margin and 4.2%.

4.2	Payment

The teaching plan system service fee, the intangible asset continuing research & development supporting service fee, the business management system software use license fee and the market promotion fund shall be pre-paid on a quarterly basis. In other words, on March 15, June 15, September 15 and December 15 (each, a “Payment Date”) every year, Party B shall estimate its operating revenue of the next quarter and pay such fees representing 4%, 11%, 5% and 4% of the estimated operating revenue respectively (collectively, the “Estimated Service Fee”). If there is any difference between the Estimated Service Fee and the actual service fee payable, the overpayment shall be returned and the shortage shall be made up at the time of paying the service fees in future.

In respect of a given quarter, Party A may, at its own discretion, reduce or waive one or more items of the IP License Fee, the teaching plan system service fee, the intangible asset continuing research & development supporting service fee, the business management system software use license fee and the market promotion fund to be collected from Party B as appropriate based on Party B’s operation, provided that one or several times’ of reduction or waiver of such fees by Party A shall not be deemed as a waiver by Party A to exercise its right to collect such fees in future. Party A shall issue the Payment Notice of IP License Fee and Service Fees to Party B within five working days prior to each Payment Date, and Party B shall confirm and pay relevant fees to Party A in full according to the payment standards and amounts indicated in such payment notice on time. The form of the Payment Notice of IP License Fee and Service Fees is attached as Appendix I hereto.

The operation supporting service fee shall be paid by Party B to Party A within [20 days] of the end of Party B’s financial year. Party B shall pay the operation supporting service fee to Party A according to the Payment Notice of Operation Supporting Service Fee issued by Party A in the form of Appendix II hereto.

Article 5 Payment Method

Party B shall pay the service fees to the following account designated by Party A by bank transfer and other methods:

Party A’s Name: Rise Tianjin Education Information Consulting Co., Ltd.

[Party A’s Account Bank:                    ]

[Account No.:                    ]

Article 6 Intellectual Property Right

Party A has legal rights in respect of relevant services and software, and Party B will not obtain any intellectual property right in respect of the services hereunder due to this Agreement. All intellectual property rights arising in the course of accepting Party A’s services by Party B, including but not limited to copyrights, patents, patent applications, trademarks, trademark applications, software, knowhow, technological data and trade secrets, whether developed or created by Party A or Party B, shall be owned by Party A.

Article 7 Representations and Warranties

7.1	Party A represents and warrants to Party B that:

1.	Party A is a limited liability company established and existing under the PRC law;

2.	Party A has the power to execute this Agreement and perform its obligations under this Agreement. The execution and performance of this Agreement by Party A is in compliance with the articles of association or other organizational documents of Party A, and Party A has obtained all necessary and appropriate approvals and authorizations to execute and perform this Agreement;

3.	The execution and performance of this Agreement by Party A will neither violate any laws and regulations or government approvals, authorizations, notices or other governmental documents having binding effect on or affecting Party A, nor violate any agreements between Party A and any third party or any covenants made to any third party; and

4.	This Agreement shall constitute lawful, valid and enforceable obligations of Party A.

7.2	Party B represents and warrants to Party A that:

1.	Party B is a private non-corporate legal person established and existing under the PRC law;

2.	Party B has the power to execute this Agreement and perform its obligations under this Agreement. The execution and performance of this Agreement by Party B is in compliance with the articles of association or other organizational documents of Party B, and Party B has obtained all necessary and appropriate approvals and authorizations to execute and perform this Agreement;

3.	The execution and performance of this Agreement by Party B will neither violate any laws and regulations or government approvals, authorizations, notices or other governmental documents having binding effect on or affecting Party B, nor violate any agreements between Party B and any third party or any covenants made to any third party; and

4.	This Agreement shall constitute lawful, valid and enforceable obligations of Party B.

Article 8 Confidentiality

The Parties acknowledge and confirm that any oral communications, written documents or electronic information (including but not limited to software codes and any content contained in software) exchanged between them with respect to this Agreement shall be confidential information. The Parties shall maintain the confidentiality of such information. Without the prior written consent of the Party providing such information, either Party shall not disclose any confidential information to any third party, except in the following circumstances: (1) such information is or comes into the public domain (through no fault or disclosure by the receiving Party); (2) the information is required to be disclosed in accordance with applicable laws or rules or regulations of any stock exchange. Any disclosure of any confidential information made by the staff or employee of any Party shall be deemed as disclosure of such confidential information made by such Party, for which such Party shall be held liable for breach of this Agreement. This Article shall survive the termination of this Agreement if this Agreement is terminated for any reason.

Article 9 Liability for Default

If a Party hereto fails to perform its obligations under this Agreement, its performance of obligations is incompliance with the provisions of this Agreement, or any representation or warranty made by a Party under this Agreement is untrue or inaccurate in any material aspect, such Party shall be deemed to breach this Agreement. The defaulting Party shall indemnify the non-defaulting Party against all losses, including direct and indirect losses, arising from the breach by the defaulting Party. Notwithstanding the provisions aforesaid, if Party B fails to pay the service fee on time, Party B shall pay an amount equal to 0.5% (zero point five percentage) of the service fee payable to Party A as liquidated damages for each day of delay; if the delay continues for over [15] days, Party A has the right to terminate this Agreement. If Party A incurs any loss arising therefrom, Party B shall indemnify Party A against all losses incurred by Party A.

If any Party fails to exercise its right to claim liquidated damages or indemnities against the other Party, it shall not be deemed to waive such right.

Article 10 Termination of Agreement

This Agreement shall be terminated when:

10.1	the term of this Agreement expires, and the Parties fail to reach an agreement on the renewal;

10.2	the Parties mutually agree to terminate this Agreement;

10.3	Party A exercises its right to terminate this Agreement hereunder due to Party B’s violation of this Agreement.

If this Agreement is terminated by Party A due to Party B’s breach, Party A will not return the service fees prepaid by Party B.

Article 11 Notices

In respect of any notice in a written form, if it is posted by registered mail or express mail, it shall be deemed to be given 3 working days after posting (based on the postmark date), unless the address indicated on the mail is different from the address as agreed in this Agreement; if it is sent by facsimile, it shall be deemed to be given when the transmittal report is received.

In addition, Party A has the right to deliver the notice by email to the email address as indicated by Party B in this Agreement, and it shall be deemed to be validly given on the date of successful delivery of the email.

The address of the notice shall be as follows:

Party A:	Rise Tianjin Education Information Consulting Co., Ltd.

 Address: 8/F, Tower W3, The Tower Offices, Oriental Plaza, No.1 East Chang An Avenue, Dong Cheng District, Beijing

 Postal Code: 100738

 Telephone: 010-85599000/85599001

Party B:	[ ]

 Address:

 Postal Code:

 Telephone:

Article 12 Dispute Resolution and Applicable Law

Any dispute arising from the implementation of, or in connection with, this Agreement shall first be resolved through friendly consultations by the Parties. If the dispute fails to be resolved through consultations, it shall be submitted to Beijing Arbitration Commission for arbitration in accordance with the effective arbitration procedures and rules of the commission. The arbitration award shall be final and binding on both Parties.

Article 13 Renewal

This Agreement shall come into force as of the date first above written and the valid term shall be 5 years. Upon the expiry of the valid term, unless the Parties confirm to terminate this Agreement in writing, the valid term of this Agreement shall be automatically extended for five years.

Article 14 Miscellaneous

14.1	This Agreement shall be executed in two (2) counterparts. Each Party shall hold one counterpart. Each counterpart shall have equal legal validity.

14.2	This Agreement shall come into force as of the date of affixing seals by both Parties.

[There is no text below. Signature page follows.]

IN WITNESS WHEREOF, this Agreement has been executed by the authorized representatives of the Parties as of the date first above written.

Party A (Seal): Rise Tianjin Education Information Consulting Co., Ltd.

Party B (Seal): [                    ]

Signature Page of the Comprehensive Service Agreement

Appendix I Payment Notice of IP License Fee and Service Fees

To: [                    ]

In accordance with the Amendment to Amended and Restated License Agreement (the “License Agreement”) executed by us with you on                      (m/d/y) and the Comprehensive Service Agreement (the “Service Agreement”) executed by us with you on                      (m/d/y), you shall pay the IP License Fee and other service fees to us on a quarterly basis. Given that your estimated operating revenue of the                      quarter of          (year) is RMB                    , we hereby decide to collect the IP License Fee and other service fees for the                      quarter of          (year) as follows in the consideration of your operation situation and in accordance with the License Agreement and the Service Agreement:

1.	IP License Fee: % of the estimated operating revenue, being RMB ;

2.	Teaching plan system service fee: % of the estimated operating revenue, being RMB ;

3.	Intangible asset continuing research & development supporting service fee: % of the estimated operating revenue, being RMB ;

4.	Business management system software use license fee: % of the estimated operating revenue, being RMB ;

5.	Market promotion fund: % of the estimated operating revenue, being RMB ;

You shall pay us the IP License Fee and other service fees according to the amounts indicated in this notice at the time as agreed in the License Agreement and the Service Agreement.

Rise Tianjin Education Information Consulting Co., Ltd. (Seal)

Date:

To: Rise Tianjin Education Information Consulting Co., Ltd.

We hereby confirm the payment standards and amounts of the IP License Fee and other service fees in the above notice. We will pay you the IP License Fee and other service fees according to the amounts indicated in the above notice at the time as agreed in the License Agreement and the Service Agreement.

[                    ]

Date:

Appendix II Payment Notice of Operation Supporting Service Fee

To: [                    ]

In accordance with the Comprehensive Service Agreement (the “Service Agreement”) executed by us with you on                      (m/d/y), after you pay the IP License Fee, the teaching plan system service fee, the intangible asset continuing research & development and implementation supporting service fee, the business management system software use license fee and the market promotion fund, if your operating profit margin (the “Remaining Profit Margin”) is still higher than 4.2%, you shall pay us the operation supporting service fee which is equal to the difference between the Remaining Profit Margin and 4.2% (the “Profit Difference”).

Given that your operating revenue was RMB                      and the profit margin was     % in last financial year, the Profit Difference payable by you to us shall be     % of your operating revenue of the last financial year, being RMB             .

You shall pay us the above operation supporting service fee in full at the time as agreed in the Service Agreement.

Rise Tianjin Education Information Consulting Co., Ltd. (Seal)

Date:

To: Rise Tianjin Education Information Consulting Co., Ltd.

We hereby confirm the payment standards and amounts of the operation supporting service fee in the above notice. We will pay you the operation supporting service fee according to the amount indicated in the above notice at the time as agreed in the the Service Agreement.

[                    ]

Date: